PROSPECTUS and				PRICING SUPPLEMENT NO. 54
PROSPECTUS SUPPLEMENT, each		effective at 12:00 PM ET
Dated January 12, 1999			Dated August 18, 2000
CUSIP: 24422EMP1           		Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                            U.S. $270,850,000
                        JOHN DEERE CAPITAL CORPORATION

                       MEDIUM-TERM NOTES, SERIES C
             due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				23 August 2000

Maturity Date:					25 August 2003

Principal Amount:  				$100,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					1 Month

Spread:						Plus 24 Basis Points

Initial Interest Determination Date: 	21 August 2000

Day Count Convention:				Actual/360

Interest Reset Dates:				Monthly on the 25th of
							each month via modified
							following business day
							convention.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Monthly on the 25th of
							each month via modified
							following business day
							convention

Redemption Provisions:				None

Plan of Distribution:				Chase Securities Inc., as agent,
							has offered the Senior Notes
							for sale at a price
							of 100% of the aggregate
							principal amount
							of the Senior Notes.

Chase Securities Inc.

Hans Becherer, our Chairman and the Chairman of Deere & Company, and John
R. Stafford, a director of Deere & Company, are directors of The Chase Manhattan Corporation and The Chase Manhattan Bank (the Senior Trustee), which are affiliates of Chase Securities, Inc.